EXHIBIT 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

October 17, 2017

The Board of Directors

Heat Biologics, Inc.

801 Capitola Drive

Durham, NC 27713

Re:	Registration Statement on Form S-1 (File No. 333-220470)

Gentlemen:

We have acted as counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, as amended (File No. 333-220470) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by the Company of (i) non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.0002 per share, of the Company (the “Common Stock”) to be distributed by the Company without consideration in connection with the Company’s rights offering to holders of record of Common Stock and holders of the Company’s warrants (“Warrants”), in each case as owned on the record date, as more fully set forth within the Registration Statement, and (ii) up to 12,000,000 shares of Common Stock issuable upon exercise of the Rights (the “Rights Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In connection with rendering this opinion, we have examined or are familiar with the charter documents of the Company, the corporate proceedings with respect to the authorization of the Registration Statement and the rights offering described therein, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement and the aforesaid records, certificates and documents. We have made such examination as we have deemed necessary for the purpose of this opinion.

The Board of Directors

Heat Biologics, Inc.

October 17, 2017

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that:

(1) The issuance of the Rights has been duly authorized and, when the Rights are issued to holders of Common Stock and Warrants as contemplated in the Registration Statement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(2) The issuance and sale of the Rights Shares upon exercise of the Rights have been duly authorized and, when issued upon exercise of the Rights in the manner and on the terms described in the Registration Statement, including receipt of the requisite consideration set forth therein, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York, and do not express any opinion herein concerning any law other than the Delaware General Corporation Law and applicable reported judicial decisions. This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligations to advise you of any change in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Gracin & Marlow, LLP

Gracin & Marlow, LLP